                                                                      EXHIBIT 15

August 18, 2003






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 9, 2003, except as to Note 1, which is as of August 18, 2003, on our review of consolidated interim financial information of FirstEnergy Corp. (the "Company") as of and for the three months ended March 31, 2003 and included in the Company's quarterly report on Form 10-Q/A for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-48587, 333-102074 and 333-103865) and Form S-8 (Nos.
333-48651, 333-56094, 333-58279, 333-67798, 333-72764, 333-72766, 333-72768,
333-75985, 333-81183, 333-89356 and 333-101472).

Very truly yours,




PricewaterhouseCoopers LLP


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
                                                                      EXHIBIT 15

August 18, 2003






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 9, 2003, except as to Note 1, which is as of August 18, 2003, on our review of consolidated interim financial information of Ohio Edison Company (the "Company") as of and for the three months ended March 31, 2003 and included in the Company's quarterly report on Form 10-Q/A for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (Nos. 33-49413, 33-51139, 333-01489 and 333-05277).

Very truly yours,




PricewaterhouseCoopers LLP


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